Exhibit 99.1
PRESS RELEASE

Contact: Kevin C. O’Boyle EVP & Chief Financial Officer NuVasive, Inc. 858-909-1998 investorrelations@nuvasive.com	Investors: Patrick F. Williams Vice President, Finance NuVasive, Inc. 858-638-5511 investorrelations@nuvasive.com

Media: Jason Rando The Ruth Group 646-536-7025 jrando@theruthgroup.com
NUVASIVE REPORTS FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS
— Fourth Quarter Revenue of $74.6 Million —
— 2008 Revenue of $250.1 Million —
— Provides 2009 Guidance —
Fourth Quarter and Full Year 2008 Highlights:
•	Fourth quarter total revenue of $74.6 million; up 58.9% from the fourth quarter 2007

•	Full year 2008 total revenue of $250.1 million; up 62.1% from the full year 2007

•	Osteocel revenue for the second half 2008 of $10 million; exceeds prior guidance of $9 million

•	Gross margin of 82.0% for the fourth quarter and 82.3% for the full year

•	GAAP earnings per share was $0.10 for the fourth quarter and loss per share was $(0.77) for the full year

•	Full year 2008 earnings per share of $0.10 excluding in-process research and development costs and other adjustments; exceeds prior guidance of $0.07 — $0.09
SAN DIEGO, February 25, 2009 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today financial results for the quarter and year ended December 31, 2008.
NuVasive reported fourth quarter revenue of $74.6 million, including $5.7 million of Osteocel revenue, a 58.9% increase over the $46.9 million for the fourth quarter 2007 and an 11.5% increase over the $66.9 million for the third quarter 2008. Full year 2008 revenue was $250.1 million, a 62.1% increase over the $154.3 million reported for the full year 2007.
Gross profit for the fourth quarter 2008 was $61.1 million and gross margin was 82.0%, compared to a gross profit of $38.9 million and a gross margin of 82.9% for the fourth quarter 2007. For third quarter 2008, gross profit was $54.7 million and gross margin was 81.8%. Gross profit for the full year 2008 was $205.8 million and gross margin was 82.3%, compared to a gross profit of $126.9 million and gross margin of 82.3% for the full year 2007. Gross margin on Osteocel revenue was 44.5% for the fourth quarter 2008 and 40.7% for the full year 2008.
Total operating expenses for the fourth quarter 2008 were $57.0 million compared to $41.2 million in the fourth quarter 2007 and $77.7 million in the third quarter 2008. Full year 2008 operating expenses were $233.6 million compared to $144.2 million reported for the full year 2007. The higher operating expenses in 2008 resulted primarily from additional costs directly associated with higher revenue, infrastructure expansion, and in-process research and development.
On a GAAP basis, the Company reported net income of $3.7 million or $0.10 per share for the fourth quarter 2008, and a loss of $27.5 million or $(0.77) per share for the full year 2008. On a non-GAAP basis, the Company reported net income of $12.5 million, or $0.33 per share, for the fourth quarter 2008, and net income of $27.7 million, or $0.74 per share, for the full year 2008. The non-GAAP earnings per share calculations exclude for the fourth quarter and full year, respectively, (i) stock based compensation of $5.2 million and $20.9 million; (ii) charges related to transitional support costs for the Company’s ERP system of $1.4 million and $4.0 million; (iii) amortization of acquired intangible assets of $1.2 million and $3.0 million; and (iv) intellectual property litigation expenses of $1.0 million and $1.5 million. The non-GAAP earnings per share calculations also exclude for the full year: (i) charges for in-process research and development costs of $20.9 million; and (ii) a one-time leasehold charge of $4.8 million related to vacating the Company’s previous headquarters.
Cash, cash equivalents and short and long-term marketable securities were $223.4 million at December 31, 2008.
On January 18, 2009, the Company completed an investment in Progentix Orthobiology BV. Through this investment, Progentix will continue development work on a synthetic bone substitute that has the potential to accelerate bone healing through a novel micro-structure created by a proprietary manufacturing process.
Alex Lukianov, Chairman and Chief Executive Officer, said, “We are very pleased with the Company’s continued revenue growth in 2008, in conjunction with expanding profitability. We also successfully launched several new products which strengthened our position as the leader in Maximum Access Surgery through our innovative lateral approach.”

Mr. Lukianov continued, “The Osteocel and Progentix transactions strongly position us to compete in the $1.5 billion biologics market as we seek to grow the product line to over $100 million in the next few years. Despite uncertain economic conditions, we see 2009 as an opportunity for NuVasive to continue taking market share with the speed and creativity that we have become known for. To that end, we plan to aggressively invest in the growth of our business in 2009, including the initiation of our XLTDR clinical study, increased scientific and marketing investments in our biologics platform, continued international expansion, and the launch of fifteen new products and line extensions. We look forward to capitalizing on current market conditions to accelerate our move into the top tier of global spine companies.”
2009 Financial Guidance
Full Year 2009:

Revenue:	$345 million to $350 million
GAAP EPS:	$(0.14) to $(0.12)
Non-GAAP EPS:	$0.83 to $0.85

Non-GAAP Operating Income %:	11% to 13%
Earnings per share of $0.02 to $0.04; adjusted for IP litigation and acquisition related costs per the enclosed table
First Quarter 2009:

Revenue:	approximately $75 million
GAAP EPS:	$(0.27) to $(0.25)
Non-GAAP EPS:	$0.01 to $0.03

Non-GAAP Operating Income	%: 3% to 4%
Loss per share of $(0.21) to $(0.19); adjusted for IP litigation and acquisition related costs per the enclosed table
Reconciliation of Non-GAAP Information
Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, which exclude stock based compensation and charges directly related to acquisition transactions such as in-process research and development, milestone payments, amortization of the acquired intangible assets and certain other charges plus additional items in certain periods. In 2008, these charges include in-process research and development, a one-time charge related to vacating the Company’s previous headquarters, amortization of acquired intangible assets, transitional support costs for the Company’s ERP system, and intellectual property litigation expenses. In 2009, these charges include acquisition related costs, amortization of acquired intangible assets and intellectual property litigation expenses. Management does not consider these costs in evaluating the continuing operations of the Company.

Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.
Reconciliation of Fourth Quarter 2008 Results

(in thousands, except per share amounts)	$	Per Share
GAAP net income (A)	$3,700	0.10
In-process research and development (IPR&D) (B)	—	—
Other adjustments (C)	2,417	0.06

Earnings excluding IPR&D and other adjustments	6,117	0.16
Non-cash stock-based compensation	5,228	0.14
Amortization of acquired intangible assets	1,174	0.03

Non-GAAP earnings (A)	$12,519	0.33

Shares used in computing GAAP earnings / (loss) per share		36,207

Shares used in computing non-GAAP earnings / (loss) per share		37,744

Reconciliation of Full Year 2008 Results

(in thousands, except per share amounts)	$	Per Share
GAAP net income (loss) (A)	$(27,528)	$(0.77)
In-process research and development (IPR&D) (B)	20,876	0.56
Other adjustments (D)	10,408	0.28

Earnings excluding IPR&D and other adjustments	3,756	0.10
Non-cash stock-based compensation	20,947	0.56
Amortization of acquired intangible assets	2,989	0.08

Non-GAAP earnings (A)	$27,692	$0.74

Shares used in computing GAAP earnings / (loss) per share		35,807

Shares used in computing non-GAAP earnings / (loss) per share		37,560

A—	GAAP loss per share is calculated using basic weighted shares outstanding; GAAP earnings per share is calculated using diluted weighted shares outstanding; Non-GAAP earnings per share is calculated using diluted weighted shares outstanding.

B—	Charges related to the acquisition of the pedicle screw technology in the first quarter of 2008 and the acquisition of the Osteocel Business Unit in the third quarter of 2008.

C—	Other adjustments related to transitional support costs of $1.4 million related to the Company’s ERP system and $1.0 million for intellectual property litigation expenses.

D—	Other adjustments related to the one-time leasehold termination charge of $4.8 million, transitional support costs of $4.0 million related to the Company’s ERP system and $1.5 million for intellectual property litigation expenses.

Reconciliation of Full Year 2009 Guidance

	Range for Quarter Ending
	March 31, 2009
(in thousands, except per share amounts)	Low	High
GAAP net loss per share (A)	$(0.27)	$(0.25)
IP Litigation costs	0.03	0.03
Acquisition related costs	0.03	0.03

Earnings per share excluding other adjustments	(0.21)	(0.19)
Non-cash stock-based compensation	0.19	0.19
Amortization of acquired intangible assets	0.03	0.03

Non-GAAP earnings per share (A)	$0.01	$0.03

Shares used in computing GAAP earnings / (loss) per share	36,400	36,400

Shares used in computing non-GAAP earnings / (loss) per share	38,400	38,400

	Range for Year Ending
	December 31, 2009
(in thousands, except per share amounts)	Low	High
GAAP net loss per share (A)	$(0.14)	$(0.12)
IP Litigation costs	0.13	0.13
Acquisition related costs	0.03	0.03

Earnings per share excluding other adjustments	0.02	0.04
Non-cash stock-based compensation	0.69	0.69
Amortization of acquired intangible assets	0.12	0.12

Non-GAAP earnings per share (A)	$0.83	$0.85

Shares used in computing GAAP earnings / (loss) per share	37,400	37,400

Shares used in computing non-GAAP earnings / (loss) per share	39,300	39,300

A—	GAAP loss per share is calculated using basic weighted shares outstanding; Non-GAAP earnings per share is calculated using diluted weighted shares outstanding.

About NuVasive
NuVasive is a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused on applications in the over $4.6 billion U.S. spine fusion market. The Company’s current principal product offering includes a minimally disruptive surgical platform called Maximum Access Surgery, or MAS®, as well as a growing offering of biologics, cervical and motion preservation products.
The MAS platform offers advantages for both patients and surgeons such as reduced surgery and hospitalization time and faster recovery. MAS combines four categories of current product offerings: NeuroVision® a proprietary software-driven nerve avoidance system; MaXcess® a unique split-blade design retraction system; biologics; and specialized implants, like SpheRx® and CoRoent®, that collectively minimize soft tissue disruption during spine surgery while allowing maximum visibility and surgical reproducibility. NuVasive’s product offering is also focused on cervical internal fixation products and its R&D pipeline emphasizes both MAS and motion preservation. NuVasive’s Biologic product portfolio includes FormaGraft®, Osteocel Plus®, and the Progentix® products, all of which are intended to facilitate fusion and complement the core fixation products.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the risk that the Company may not be successful in integrating acquired technology or products, such as the Progentix family of products; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that the Company’s revenue or profitability projections may prove incorrect because of unexpected difficulty in generating sales or achieving anticipated profitability; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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NuVasive, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenue	$74,581	$46,930	$250,082	$154,290
Cost of goods sold	13,456	8,040	44,301	27,382

Gross profit	61,125	38,890	205,781	126,908
Operating expenses:
Sales, marketing and administrative	50,847	34,567	186,822	119,579
Research and development	6,146	6,667	25,943	24,581
In-process research and development	—	—	20,876	—

Total operating expenses	56,993	41,234	233,641	144,160
Interest and other income, net	(432)	1,198	332	5,987

Net income/(loss)	$3,700	$(1,146)	$(27,528)	$(11,265)

Net income/(loss) per share:
Basic and diluted	$0.10	$(0.03)	$(0.77)	$(0.32)

Weighted-average shares — basic	36,207	35,207	35,807	34,782

Weighted-average shares — diluted	37,744	35,207	35,807	34,782

NuVasive, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except par value)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$132,318	$61,915
Short-term marketable securities	45,738	19,247
Accounts receivable, net of allowance of $1,952 and $926, respectively	51,622	27,496
Inventory, net	68,834	36,280
Prepaid expenses and other current assets	3,466	1,240

Total current assets	301,978	146,178
Property and equipment, net	73,686	43,538
Long-term marketable securities	45,305	8,536
Intangible assets, net	57,099	24,496
Other assets	9,338	2,939

Total assets	$487,406	$225,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$26,633	$13,839
Royalties payable	1,722	2,076
Accrued payroll and related expenses	17,132	12,075

Total current liabilities	45,487	27,990
Senior convertible notes	230,000	—
Other long-term liabilities	24,288	1,119
Commitments and contingencies Stockholders’ equity:
Common stock, $0.001 par value; 70,000 shares authorized 36,310 and 35,330 issued and outstanding at December 31, 2008 and 2007, respectively	36	35
Additional paid-in capital	383,293	364,469
Accumulated other comprehensive (loss) income	(190)	54
Accumulated deficit	(195,508)	(167,980)

Total stockholders’ equity	187,631	196,578

Total liabilities and stockholders’ equity	$487,406	$225,687

NuVasive, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2008	2007	2006
Operating activities:
Net loss	$(27,528)	$(11,265)	$(47,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,105	12,952	8,350
In-process research and development	20,876	—	—
Stock-based compensation	20,947	13,621	13,345
Leasehold abandonment	4,403	—	—
NeoDisc technology costs	—	—	8,060
Allowance for doubtful accounts	1,026	189	125
Allowance for excess and obsolete inventory	(836)	514	1,768
Other	179	109	388
Changes in operating assets and liabilities:
Accounts receivable	(25,152)	(8,725)	(7,423)
Inventory	(32,451)	(18,026)	(8,877)
Prepaid expenses and other current assets	274	349	(220)
Accounts payable and accrued liabilities	5,098	5,719	3,987
Accrued payroll and related expenses	5,057	3,676	2,802

Net cash used in operating activities	(5,002)	(887)	(25,605)
Investing activities:
Cash paid for acquisitions	(41,256)	(6,970)	—
Purchases of property and equipment	(39,795)	(24,403)	(20,396)
Purchases of short-term marketable securities	(90,150)	(75,135)	(130,510)
Sales of short-term marketable securities	63,659	129,818	63,525
Purchases of long-term marketable securities	(69,036)	(23,540)	(1,996)
Sales of long-term marketable securities	32,267	17,000	—
Other assets	(304)	(2,483)	(452)

Net cash (used in) provided by investing activities	(144,615)	14,287	(89,829)
Financing activities:
Payments of long-term liabilities	(300)	(300)	(300)
Issuance of convertible debt, net of costs	222,442	—	—
Purchase of convertible note hedges	(45,758)	—	—
Sale of warrants	31,786	—	—
Issuance of common stock	11,850	7,339	144,665

Net cash provided by financing activities	220,020	7,039	144,365

Increase in cash and cash equivalents	70,403	20,439	28,931
Cash and cash equivalents at beginning of year	61,915	41,476	12,545

Cash and cash equivalents at end of year	$132,318	$61,915	$41,476

Supplemental disclosure of non-cash transactions:
Landlord paid tenant improvements	$7,309	$—	$—

Issuance of common stock for NeoDisc technology costs	$—	$—	$8,060

Issuance of common stock in connection with acquisitions	$—	$10,501	$—